Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-281385, 333-257792, 333-233070, 333-202455, 333-180324, 333-167533, 333-159211, 333-149281, 333-141660, 333-133332, 333-112728, 333-109809, and 333-102509) of PDF Solutions, Inc. of our reports dated February 24, 2026 relating to the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

February 24, 2026